EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Occam Networks, Inc. on Form S-8 (Registration Nos. 333-39928, 333-55520, 333-72194, 333-91070, 333-91072, and 333-108009) of our report dated March 25, 2005, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 30, 2005